Exhibit 10.1
HAMILTON BEACH, INC.
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
1.	Purpose of the Plan. The purpose of this Executive Long-Term Incentive Plan (the “Plan”) is to further the long-term profits and growth of Hamilton Beach, Inc. (the “Company”) by enabling the Company to attract and retain key executive employees of the Company and its subsidiaries by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive compensation is in addition to such employees’ annual compensation and is intended to encourage enhancement of stockholder value.
2.	Definitions. As used in the Plan, the following terms shall have the meanings indicated:
(a)	“Average Award Share Price.” Except as otherwise provided in the Guidelines for the 2007 and 2008 Performance Periods, this term shall mean the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee not later than the 90th day of the Performance Period) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.

(b)	“Award” means an award payable to a Participant under this Plan for a Performance Period in an amount determined pursuant to a formula which is established by the Committee. Except as otherwise provided in the Guidelines for the 2007 Performance Period, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period. The Committee shall allocate the amount of an Award between a cash component, to be paid in cash, and the equity component, to be paid in Award Shares pursuant to a formula which is established by the Committee. Except as described in Section 5(c) hereof or in the Guidelines for the 2007 Performance Period, such formula shall be established not later than 90 days after the commencement of the Performance Period on which the Award is based and prior to the completion of 25% of such Performance Period.

(c)	“Award Shares” means fully-paid, nonassessable shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan and the Guidelines. Such shares may be shares of original issuance, treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

(e)	“Change in Control” means the occurrence of (i), (ii), (iii) or (iv) below:
i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company after the Spin-Off Date where such acquisition causes such Person to own 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not be deemed to result in a Change in Control:
(A)	any acquisition of voting securities directly from the Company that is approved by the Incumbent Board (as defined in Subsection (ii), below),

(B)	any acquisition of voting securities by the Company or a Subsidiary,

(C)	any acquisition of voting securities by (1) any employee benefit plan (or related trust) sponsored or maintained by the Company, (2) the Company or a Subsidiary, or (3) any member of the Rankin or Taplin families or any corporation, partnership, trust or other entity owned or controlled by such families (an “Interested Party”),

(D)	any acquisition of voting securities by any Person pursuant to a transaction described in clauses (A), (B) and (C) of Subsection (iii) below; and
provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 50% or more of the Outstanding Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 50% of the Outstanding Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition; or
ii.	individuals who, as of the Spin-Off Date, constitute the Board of Directors of the Company (the “Incumbent Board” (as modified by this clause (ii)) cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which all three of the following apply:
(A)	the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries),

(B)	no Person (excluding any Interested Party, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly 30% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination, and

(C)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of Subsection (iii), above.
(f)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors or subcommittee appointed by the Compensation Committee to administer this Plan in accordance with Section 3, so long as any such committee or subcommittee consists of not less than two directors of the Company and so long as each such member of the committee or subcommittee (i) is an “outside director” for purposes of Section 162(m) and (ii) is a “non-employee director” for purposes of Rule 16b-3.

(g)	“Covered Employee” means any Participant who is a “covered employee” for purposes of Section 162(m), or any Participant who the Committee determines in its sole discretion could become a “covered employee”.

(h)	“Employers” mean the Company and the Subsidiaries.

(i)	“Guidelines” means the written guidelines that are approved and adopted by the Committee for the administration of Awards granted under the Plan with respect to a specified Performance Period. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines will control.

(j)	“Participant” means any person who is classified as a salaried employee of the Company or its Subsidiaries who, in the judgment of the Committee, occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company.

(k)	“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.

(l)	“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based. Awards granted for 2007 shall have a Performance Period beginning on the Spin-Off Date and ending on December 31, 2007 (the “2007 Performance Period”) and Awards granted for 2008 shall have a Performance Period beginning on January 1, 2008 and ending on December 31, 2008 (the “2008 Performance Period”). Except as otherwise provided in the Guidelines for the 2007 Performance Period, the Committee shall establish the applicable Performance Period(s) not later than 90 days after the commencement of the Performance Period on which an Award will be based and prior to the completion of 25% of such Performance Period.
(m)	“Retire.” A Participant who terminates employment with the Employers after reaching age 60 and completing at least 5 years of service shall be deemed to have Retired.

(n)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

(o)	“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision, and Treasury Regulations and other administrative guidance issued thereunder.

(p)	“Spin-Off Date” means the “Spin-Off Date,” as such term is defined in the Amended and Restated Spin Off Agreement dated April 25, 2007, by and among NACCO Industries, Inc., Housewares Holding Company, Hamilton Beach, Inc. and Hamilton Beach/Proctor-Silex, Inc.

(q)	“Subsidiary” means any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

(r)	“Target Award” means a dollar amount equal to the Award to be paid to a Participant under the Plan assuming that the applicable performance targets are met.
3. Administration
     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan (such as the determination as to whether a Participant has become permanently disabled for purposes of Section 5). Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Awards made to a Covered Employee for Performance Periods beginning on or after January 1, 2009 to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4. Eligibility
     Each Participant shall be eligible to participate in this Plan and receive Awards in accordance with Section 5; provided, however, that except for Awards granted for the 2007 Performance Period, (a) a Participant must be actively employed by the Company or a Subsidiary on the last day of the Performance Period to which the Award relates (or die, become permanently disabled or Retire during such Performance Period) in order to be eligible to receive an Award for such Performance Period and (b) the Award of a Participant who is employed on the last day of the Performance Period but who was not employed by the Employers on the first day of such Performance Period shall be paid in a pro-rated amount based on the number of days the Participant was actually employed by the Employers during such Performance Period. Notwithstanding the foregoing, the Committee shall have the discretion to grant an Award to a Participant who does not meet the foregoing requirements; provided that no such action may be taken by the Committee that would cause any Awards made to a Covered Employee for Performance Periods beginning on or after January 1, 2009 to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m).
5. Awards
     The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
(a)	The Committee shall approve (i) a Target Award to be granted to a Participant and (ii) a formula for determining the amount of each Award. Except as otherwise provided in the Guidelines for the 2007 Performance Period, the formula shall (i) be approved not later than the 90th day of the applicable Performance Period and prior to the completion of 25% of such Performance Period and (ii) be based upon the Company’s consolidated average return on equity for the Performance Period, the Company’s return on total capital employed for the Performance Period or a combination of the foregoing. The Committee shall determine the extent to which such performance criteria are used and weighted for purposes of the formula applicable to the Award. The Committee may vary the applicable formula and Target Award from Participant to Participant, Award to Award and Performance Period to Performance Period. Each such grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.

(b)	Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a) (if applicable); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Such approval shall be certified in writing by the Committee before any amount is paid under any Award with respect to that Performance Period. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the initial Target Award amount determined in accordance with Section 5(b)(i); (2) the Committee shall have the power to increase the amount of any Award above the initial Target Award amount determined in accordance with Section 5(b)(i) and/or to adjust the allocation between the cash portion of the Award and the equity portion of the Award. Notwithstanding the foregoing, except as otherwise provided in the Guidelines for the 2007 Performance Period and 2008 Performance Period, no such decrease, increase, adjustment or any other change may be made which would cause an amount to be paid to, or which would increase any amount otherwise payable to, a Participant who is a Covered Employee; and (3) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

(c)	Each Award shall be fully paid during the Payment Period, except that certain Awards for the 2007 Performance Period may be paid as soon as practicable following the Spin-Off Date. Each Award shall be paid partly in cash and partly in Award Shares. Notwithstanding the foregoing; the Committee, in its sole and absolute discretion, may require that an Award that is payable to a Participant who is classified as a non-resident alien employee may be paid fully in cash. The number of Award Shares to be issued to a Participant shall be determined by dividing the total amount of the equity portion of the Award by the Average Award Share Price (subject to adjustment as described in Subsection (b) above). The Company shall pay any and all fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued as Award Shares and the transfer thereof to Participants. Awards shall be paid subject to all withholdings and deductions required pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount that shall be paid to a Participant in a single calendar year pursuant to Awards under this Plan shall not exceed $5,000,000, or such lower amount specified in the Guidelines.

(d)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of five years or such other shorter or longer period as may be specified in the Guidelines or determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date a Participant dies or becomes permanently disabled, (ii) the date the Participant Retires or (iii) the date of a Change in Control. A Participant shall have no rights as a shareholder until Award Shares are issued pursuant to the terms of the Award.

(e)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may in its discretion approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (A) by will or the laws of descent and distribution, (B) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, (C) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan). Notwithstanding the foregoing, the prohibitions and restrictions regarding the transferability of Award Shares shall not apply following an event which would cause the lapse of the transferability restrictions under Subsection (d) hereof.

(f)	Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical Performance Periods.

(g)	All determinations pursuant to this Section 5 shall be made by the Committee. Each Award for Performance Periods beginning on or after January 1, 2009 shall be granted and administered to comply with the requirements of Section 162(m).
6. Withholding Taxes
     To the extent that an Employer is required to withhold foreign, federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Employer for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Employer and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.
7. Amendment, Termination and Adjustments
     The Committee may alter or amend this Plan from time to time or terminate it in its entirety. Notwithstanding the foregoing, no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant, or, without further approval by the stockholders of the Company, as (i) increase the maximum number of Award Shares to be issued under this Plan, as specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, (iii) cause any amount of an Award to a Covered Employee for Performance Periods beginning on or after January 1, 2009 to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Section 162(m) or (iv) make any other change for which stockholder approval would be required under applicable stock exchange requirements. The Committee may make or provide for such adjustment in the total number of Award Shares specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Any securities that are distributed in respect to Award Shares in connection with any of the foregoing matters shall be deemed to be Award Shares, and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan; provided, however, that the restrictions on transferability of Award Shares shall lapse as provided in Section 5(d) hereof or, if earlier, at the time specified by the Committee in its sole discretion.
8. Award Shares Subject to Plan
     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 1,000,000.
9. General Provisions
(a)	No Right of Employment. Neither the adoption or operation of this Plan (including the grant of any Award hereunder), nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its conflict of laws rules.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees; No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor shall Participants be granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employers and a Participant hereunder is a mere unsecured creditor of his Employer with respect to the cash component of an Award and a mere unsecured creditor of the Company with respect to the equity portion of an Award.

(e)	Non-transferability of Awards. Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 5(d).

(f)	Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder, and shall be administered in a manner that is consistent with such intent.
10. Effective Date
     The Plan shall become effective as of the Spin-Off Date.